EXHIBIT 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

BigBear.ai Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(c)	113,250,000	$5.04	$570,780,000.00	0.0000927	$52,911.31(3)
Fees Previously Paid								$83,776.23

Total Offering Amounts $52,911.31

Total Fees Previously Paid $83,776.23

Remaining Fee Offsets: $30,864.92

Net Fee Due $0

(1)

Represents securities registered for resale by the Selling Stockholders named in this registration statement, including 113,250,000 issued and outstanding shares of Common Stock held by Selling Stockholders. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering such additional indeterminate number of shares of common stock as may become issuable as a result of stock splits or stock dividends.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act. The proposed maximum offering price per share is estimated to be $5.04, based on the average of the high and low sales prices of the common stock as reported by The New York Stock Exchange on June 7, 2022.

(3)

On December 23, 2021, the Registrant filed a Registration Statement (File No. 333-261887) in which it paid a registration fee of $124,098.18. This registration fee reflected an initial registration of (a) 12,326,472 shares of Common Stock issuable upon the exercise of warrants of the Registrant, (b) the resale from time to time of (i) up to 124,931,453 shares of Common Stock, and (ii) 366,533 warrants by the selling security holders named in that prospectus (c) the resale from time to time of $200,000,000 in aggregate principal amount of 6.00% convertible senior notes due 2026 (the “2026 Convertible Notes”) of the Registrant, and up to 23,058,494 shares of common stock issuable upon conversion of the 2026 Convertible Notes. However, in the Registrant’s Amendment No. 3 to the Registration Statement filed on February 8, 2022, the number of shares of Common Stock being offered was reduced by 113,250,000 shares of Common Stock. The Registration Statement (File No. 333-261887) went effective without the 113,250,000 shares of Common Stock. Due to the reduction in shares of Common Stock registered the Company overpaid the registration fee by $83,776.23. The shares of Common Stock that were removed from Amendment No. 3 to the Registration Statement are now being registered with this Registration Statement. The amount previously overpaid is being applied to this registration fee of $52,911.31.

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